POWER OF ATTORNEY


     The undersigned hereby constitute and appoint, Margaret W. Chambers, Marie E. Connolly, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba Vasquez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Growth Opportunity Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


 /s/ Joseph S. DiMartino                     June 8, 1998
Joseph S. DiMartino

 /s/ David P. Feldman                        June 8, 1998
David P. Feldman

 /s/ John M. Fraser, Jr.                     June 8, 1998
John M. Fraser, Jr.

 /s/ Robert R. Glauber                       June 8, 1998
Robert R. Glauber

 /s/ James F. Henry                          June 8, 1998
James F. Henry

 /s/ Rosalind Gersten Jacobs                 June 8, 1998
Rosalind Gersten Jacobs

 /s/ Irving Kristol                          June 8, 1998
Irving Kristol

 /s/ Paul A. Marks                           June 8, 1998
Paul A. Marks

 /s/ Martin Peretz                           June 8, 1998
Martin Peretz

 /s/ Bert W. Wasserman                       June 8, 1998
Bert W. Wasserman



                       POWER OF ATTORNEY


     The undersigned hereby constitute and appoint, Margaret W. Chambers, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba Vasquez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Growth Opportunity Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


 /s/ Marie E. Connolly                            June 8, 1998
Marie E. Connolly



                       INDEX OF EXHIBITS


EXHIBITS

        (a)       Powers of Attorney

        (b)       Certificate of Secretary